Exhibit 99.2

November 4, 2025

Board of Directors

Metsera, Inc.

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of September 21, 2025, by and among Pfizer Inc., a Delaware corporation (“Pfizer”), Mayfair Merger Sub, Inc., a wholly owned subsidiary of Pfizer and a Delaware corporation (“Mayfair Merger Sub”), and Metsera, Inc., a Delaware corporation (“Metsera”) (the “Pfizer Merger Agreement”).

Novo Nordisk A/S, a Danish aktieselskab (“Parent”), NN US Invest, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Sub”), and Novo Nordisk US Research Investments Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Investor Sub”) (Sub, Investor Sub and Parent together, the “Purchasers” or “we”) are pleased to make this irrevocable and legally binding offer, subject to the terms and conditions set forth herein, (the “Parent Offer”) to (A) acquire 100% of the issued and outstanding equity interests of Metsera for $62.20 per share in cash and up to an additional $24.00 per share in cash upon achievement of the agreed contingent value right milestones (specifically, (i) $5.25 per share in cash upon the achievement of the clinical trial milestone, (ii) $7.50 per share in cash upon the achievement of the mono FDA approval milestone and (iii) $11.25 per share in cash upon the achievement of the combination FDA approval milestone) and (B) in furtherance of clause (A), enter into (i) the Agreement and Plan of Merger (the “Parent Merger Agreement”), by and among Parent, Sub, Investor Sub and Metsera, (ii) the Voting and Support Agreement (the “Voting and Support Agreement”), by and among Parent, Validae Health, L.P. (“Validae”), Population Health Partners GP, LLC (“PHP”), ARCH Venture Fund XII, L.P. (“Arch XII”), and ARCH Venture Fund XIII, L.P. (together with Validae, PHP, and Arch XII, the “Shareholders”) and (iii) the Registration Rights Agreement (the “Registration Rights Agreement”), by and among Metsera, Investor Sub and any transfer recipient thereto, in each case in the form previously submitted by Parent to Metsera in the prior irrevocable offer letter, dated as of October 30, 2025, mutatis mutandis (giving effect to the revised terms set forth herein).

The Parent Offer (and the enclosed executed signature pages to the Parent Merger Agreement, the Voting and Support Agreement and the Registration Rights Agreement) will remain open and irrevocable by the Purchasers for acceptance by Metsera concurrently with or following the termination of the Pfizer Merger Agreement by duly executing and delivering the Parent Merger Agreement and the Registration Rights Agreement (and causing the Shareholders to duly execute and deliver the Voting and Support Agreement) to the Purchasers until twenty-four hours following the termination of the Pfizer Merger Agreement in accordance with its terms (the period from the date of this letter to such time, the “Offer Period”).

Notwithstanding anything to the contrary herein, the Parent Offer (and the enclosed executed signature pages to the Parent Merger Agreement, the Voting and Support Agreement and the Registration Rights Agreement) will be automatically withdrawn and revoked and shall automatically be void and of no further force or effect:

i.

if Metsera fails to determine the Parent Offer is a Superior Company Proposal (as defined in the Pfizer Merger Agreement) in accordance with the Pfizer Merger Agreement within twenty-four hours of Metsera’s receipt of this letter;

ii.	if Metsera fails to accept the Parent Offer concurrently with or following the termination of the Pfizer Merger Agreement by 10:00 a.m. on November 6, 2025;

iii.

(A) if Metsera does not return to the Purchasers a fully executed and delivered Parent Merger Agreement and Registration Rights Agreement by delivering a validly signed signature page to (x) the Parent Merger Agreement and (y) the Registration Rights Agreement, in each case, that is legally binding on Metsera and (B) if the Shareholders do not return to the Purchasers fully executed and delivered Voting and Support Agreement that are legally binding on the Shareholders, in each case prior to the expiration of the Offer Period; or

iv.

upon (x) the effectiveness of any amendment or modification to the Pfizer Merger Agreement or (y) the grant of any consent or waiver under the Pfizer Merger Agreement that has the effect of permitting Metsera to pay any dividend or repurchase any shares of capital stock or otherwise improves the financial terms of the transaction contemplated by the Pfizer Merger Agreement from the perspective of Metsera stockholders.

Each of the Purchasers represents that:

i.

the board of directors of Parent and Investor Sub has approved and declared advisable (1) the Parent Merger Agreement, the Merger (as defined in the Parent Merger Agreement) and the Transactions (as defined in the Parent Merger Agreement) and (2) determined that it is in the best interests of Parent and Investor Sub, respectively, to enter into the Parent Merger Agreement and consummate the Merger and the other Transactions on the terms and subject to the conditions set forth in the Parent Merger Agreement;

ii.

the board of directors of Sub has (1) unanimously approved and declared advisable the Parent Merger Agreement, the Merger and the other Transactions, (2) directed that the adoption of the Parent Merger Agreement be submitted to the sole stockholder of Sub and (3) recommended that the Parent Merger Agreement be adopted by the sole stockholder of Sub;

iii.

Parent, Sub, and the Investor Sub are duly authorized by all necessary organizational action and no other organizational proceedings on the part of Parent, Sub or the Investor Sub are necessary to authorize the Parent Merger Agreement, to perform their respective obligations under the Parent Merger Agreement or to consummate the Merger and the other Transactions, subject, in the case of the consummation of the Merger, to the adoption of the Parent Merger Agreement by the sole stockholder of Sub; and

iv.

(x) the Parent Merger Agreement has been duly executed and delivered by Parent, Sub and Investor Sub, and (y), assuming the due authorization, execution and delivery of the Parent Merger Agreement by Metsera, constitutes the legal, valid and binding obligation of Parent, Sub and Investor Sub, enforceable against Parent, Sub and Investor Sub in accordance with its terms, subject to the Bankruptcy Exceptions (as defined in the Parent Merger Agreement);

Each of the Purchasers agrees that:

i.

neither this letter nor the Parent Offer will be revoked, terminated, withdrawn, modified or amended prior to the expiration of the Offer Period in violation of the terms of this letter without Metsera’s express prior written consent and acknowledges that Metsera is relying upon this letter and the Parent Offer and that irreparable damage would occur if this letter or the Parent Offer were revoked, terminated, withdrawn, modified or amended prior to the expiration of the Offer Period or otherwise in violation of the terms of this letter; and

ii.

Metsera shall be entitled to injunctive relief to prevent any purported revocation, withdrawal, modification or amendment of the Parent Offer, without Metsera’s prior written consent, prior to the expiration of the Offer Period and to enforce specifically the terms and provisions of the Parent Offer in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware), this being in addition to any other remedy at law or in equity, and each of the Purchasers hereby waives any requirement for the posting of any bond or similar collateral in connection therewith, it being understood that this clause (ii) and the foregoing clause (i) shall survive any termination of this letter or the Parent Offer and no such termination shall relieve the Purchasers from any liability or obligation under such provisions and nothing contained herein shall relieve any party from liability for any Willful Breach (as defined in the Parent Merger Agreement) hereof.

The terms and provisions of Sections 9.02 (Notices), 9.03 (Definitions), 9.06 (Entire Agreement; No Third-Party Beneficiaries), 9.07 (Governing Law), 9.08 (Assignment), 9.09 (Consent to Jurisdiction; Service of Process; Venue) and 9.10 (Waiver of Jury Trial), and 9.11 (Enforcement) of the Parent Merger Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this letter.

Sincerely yours, Novo Nordisk A/S

By:	/s/ Mike Doustdar
	Name:	Mike Doustdar
	Title:	President and Chief Executive Officer

[Signature Page – Irrevocable Binding Offer Letter]